EX-3.1

ARTICLES OF INCORPORATION


                            ARTICLES OF INCORPORATION
                                       OF
                           NORFOLK DEVELOPMENTS, INC.

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned, for the purpose of forming a corporation under and by virtue of the laws of the State of Nevada, do hereby adopt the following Articles of Incorporation.

1. Name of Company:

                          NORFOLK DEVELOPMENTS, INC.

2. Registered Office:

The corporation's initial registered office in the State of Nevada is located at 2533 Carson Street, Carson City, NV 89706. The registered office in Nevada may be changed from time to time by the Board of Directors. This corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the by-laws of this corporation and this corporation may conduct all corporation business, including holding all of its meetings of directors and shareholders, outside of the State of Nevada as well as within the State of Nevada.

3.  Registered Agent:

     The Resident Agent of the company is:

      Laughlin Associates, Inc.
      2533 North Carson Street
      Carson City, NV 89706

4.  Existence:

The existence of the corporation is perpetual.

5.  Purpose:

This corporation is organized for the purpose of transacting any and all lawful activities or business for which corporations may be formed under Chapter 78 of the Nevada Revised Statutes as designated by the directors of the corporation.

6.  Capital Structure:

Section 1: The aggregate number of shares and the amount of the total authorized capitalization shall consist of 50,000,000 shares of common stock, with a par value of $.001 per share, and 5,000,000 shares of preferred stock, with a par value of $.001 per share. The preferred shares shall have the preference upon dissolution or winding up of the corporation, the preferred shareholders as a group shall receive 10% of the assets of the company to be distributed on a pro rata prior to the distribution of assets to the holders of common stock.

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Section 2: All common shares will be equal to each other, and when issued whall be fully paid and non-assessable, and the private property of shareholders shall not be laible for corporate debts. Preferred shares shall have such preferences and voting rights as the directors may assign them prior to issuance. Each holder of a common share of record shall have one vote for each share of stock outstanding in his name on the books of the corporation and shall be entitled to vote said stock. Each holder of a preferred share of record shall have one vote for each share of stock outstanding in his name on the books of the corporation, if such voting right was assigned by the Board of Directors on issuance.

Section 3: The stock of the corporation shall be issued for such consideration as shall be fixed from time to time by the board of directors. In the absence of fraud, the judgment of the directors as to the value of any property or services received in full or partial payment for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the board of directors, such shares shall be taken to be fully paid stock and shall be non-assessable.

Section 4: Except as may be otherwise provided by the board of directors, holders of shares of stock in this corporation shall have no preemptive right to purchase, subscribe for or otherwise acquire shares of stock of the corporation, rights, warrants, or options to purchase stock or securities of any kind convertible into stock of the corporation.

Section 5: Dividends in cash, property, shares of the corporation may be paid, as and when declared by the board of directors, out of funds of the corporation to the extent and in the manner permitted by law.

Section 6: Upon any liquidation, dissolution or winding up of the corporation, after paying or adequately providing for the payment of all obligations, the remainder of assets of the corporation shall be distributed, either in cash or kind, pro rate to the holders of common stock, subject to preferences, if any, granted to holders of the preferred shares. The board of directors may, from time to time, distibute to the shareholders in partial liquidation from stated capital of the corporation, in cash or property, without the vote of the shareholders, in the manner permitted and upon compliance with limitations imposed by law.

Section 7: The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation or any other purpose.

7.  Powers of the Corporation:

In furtherance and not in limitation of the powers granted by the State of Nevada, the corporation shall have the following specific powers:

Section 1: The corporation shall have the power to elect and appoint officers and agents of the corporation and to fix their compensation.

Section 2: The corporation shall have the power to act as an agent for any individual, association, partnership or other legal entity and to act as general partner for any limited partnership.

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Section 3: The corporation shall have the power to receive, acquire, shold exercise rights arising out of ownership or possession thereof, sell or otherwise dispose of, shares or other interests in, or obligations of, individuals, associations, partnerships, corporations or governments.

Section 4: The corporation shall have the power to receive, acquire, hold, pledgte, transfer or otherwise dispose of shares of the corporation, but such shares may only be purchased, directly or indirectly out of earned surplus.

Section 5: The corporation shall have the power to make gifts or contributions for the public welfare or for charitable, scientific or educational purposes.

Section 6: The right is expressly reserved to amend, restate, alter, change, or repeal any provision or provisions contained herein, or any article herein by a majority vote of the members of the board of directors and a majority vote of the shareholders of the corporation in accordance with Nevada Revised Statutes.

8.  Voting by Shareholders:

Section 1: Each outstanding share of common stock is entitled to one vote and each fractional share of common stock is entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in election of directors and every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote. Preferred shares are to have the same voting rights as common shares if so designated by the board of directors upon issuance.

Section 2: Except as otherwise provided herein or provided by Nevada Revised Statutes, when, with respect to any action to be taken by the shareholders of th corporation, any and every such action shall be taken by the vote or concurrence of the holders of a majority of the outstanding shares entitled to vote thereon.

9.  Board of Directors:

The governing board of this corporation shall be known as the directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by laws of this corporation, plroviding that the number of directors shall not be more than seven and fewer than one.

In furtherance and not in limitation of the powers conferred by the State of Nevada, the board of directors is expressly authorized and empowered:

(a) Subject to the By-Laws, if any adopted by the shareholders, to make, alter or repeal the By-Laws of the corporation;

(b) To authorize and cause to be executed mortgages and liens, with our without limitations as to the amount, upon the real and personal property of the corporation.

(c) To authorize the guaranty by the Corporation of the securities, evidences of indebtedness and obligations of other persons, corporations or business entities;

(d) To set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve;

(e) By resolution adopted by the majority of the whole Board, to designate one or more committees to consist of one or more Directors or the Corporation, which, to the extent provided on the resolution or in the By-Laws of the Corporation, shall have and may authorize the seal of the Corporation to be affixed to all papers which may require it. such committee or committees shall have name and names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

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(f) From time to time to provide and carry out and to recall, abolish, revise, amend, alter or change a plan or plans for the participation by all or any of the employees, including the directors and officers of this corporation or of any corporation in which this corporation has an interest and those actively engaged in the conduct of the corporation's business, in the profits of this corporation or of any branch or division thereof, as a part of this corporation's legitimate expenses and for the furnishing of such employees and persons, or any of them, at this corporation's expense, or medical services, insurance against accident, sickness, or death, pensions during old age, disability, or unemployment, education, housing, social services, recreation, or other similar aids for their relief or general welfare, in such manner and upon such terms and conditions as may be determined by the board of directors.

(g) The corporation, by resolution or resolutions of it board of directors shall have the power to create, issue, whether or not in conjunction with the issue and sale of any shares or any other securities of the corporation, warrants, rights or options entitling the holders thereof to purchase from the corporation any shares of any class or classes of any other securities of the corporation, such warrants, rights or options to be evidenced by or in such instrument as shall be approved by the board of directors. The terms upon which, the time or times (which may be limited or unlimited in duration), and the price or prices (not less than the minimum amount prescribed by law, if any) at which any such warrants, rights or options may be issued and any such shares or other securities may be purchased from the corporation upon the exercise of such warrant, rights or options shall be such as shall be fixed by the board of directors as may be stated at the time such warrants, rights or options are created. The board of directors is authorized to create such warrants, rights or options from time to time and for such consideration and to such persons, firms or corporations as the board of directors may determine.

(h) To provide for the reasonable compensation of its own members and to fix the terms and conditions upon which such compensation will be paid.

(i) In addition to the powers and authority hereinabove, or by statute expressly conferred upon it, the board of directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada, of these articles of incorporation and the bylaws of the corporation.

(j) No contract or other transation between this corporation and one or more of its directors or any other corporation, firm association or entity in which one or more of the directors are directors, officers or are financially interested shall either void or become voidable simply because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transation solely because their votes are counted for such purpose if:

     1. The fact of such relationship or interst is disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or transation by a vote or consent sufficient for the purpose without counting the vote or consent of such interested director; or

     2. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transation by a vote or written consent; or

     3. The conduct or transaction is fair and reasonable to the corporation. All the corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise herein or in the By-Laws or by law.

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(k) The name and address of the first board of directors shall be one in number and listed as follows:

Lewis E. Laughlin, 2533 N. Carson Street, Carson City, NV 89706

10. Director's and Officer's Liability:

     A director or officer of the Corporation shall not be personally liable to this Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of the Article by stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts of omissions prior to such repeal of modification.

11. Indemnity:

     Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she or a person with whom he or she is a legal representative, is or was a director of the Corporation, or who is serving at the request of the Corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right and which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the Corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

     Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer.

12. Amendments:

     This Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or the Articles of Incorporation or said By-Laws, and all rights conferred upon shareholders are granted subject to this reservation.

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     IN WITNESS WHEREOF, I hereby set my hand on this 24 day of February, 1997, hereby declaring and certifying that the facts stated hereinabove are true.

Signature of Incorporator:

Name:       Lewis E. Laughlin

Address:    2533 N. Carson Street
            Carson City, NV 89706

/s/ Lewis E. Laughlin
---------------------


State of Nevada   )
                  ) SS:
County of Carson  )

      The foregoing instrument was acknowledged before me this 25 day of February, 1997.

/s/ Lisa Marie Vannucci
-----------------------
Notary Public of
said county and state



Certificate of Acceptance of Appointment of Resident Agent:

     I, Lewis E. Laughlin, hereby accept appointment as Resident Agent for the above-named corporation.

/s/ Lewis E. Laughlin
--------------------------
Lewis E. Laughlin
Resident Agent

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